UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 15, 2006
NAVISTAR FINANCIAL CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-04146
(State or other Jurisdiction of Incorporation)	(Commission File Number)

425 N. Martingale Road Schaumburg, Illinois	60173
(Address of principal executive offices of registrant)	(Zip Code)

Registrant’s telephone number, including area code:  630-753-4000

Former name or former address, if changed since last report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 15, 2006, Navistar Financial Corporation (NFC), the captive finance subsidiary of Navistar International Corporation (Navistar), received a Third Waiver and Consent (the Waiver) from the participants in its $1.2 billion Amended and Restated Credit Agreement dated as of July 1, 2005 (the Agreement). The Waiver was designed to provide additional surety around NFC’s capital structure. This Waiver extends through October 31, 2007 and expands the previous waivers which waive any default or event of default resulting solely from NFC’s and Navistar’s failure to meet the filing requirements of Sections 13 and 15 of the Exchange Act of 1934, as amended, with respect to their Annual Reports on Form 10-K for 2005 and 2006 and their quarterly reports on Form 10-Q for the periods from November 1, 2005 through July 31, 2007.

The Waiver expires upon the earlier of October 31, 2007 and the date on which date NFC and Navistar shall have timely filed a report on Form 10-K or 10-Q with the Securities Exchange Commission.

During the period from February 1, 2007 until the waiver terminates, interest rate on certain loans under the Agreement shall be increased by 0.25%.

The preceding summary of certain provisions of the Waiver is qualified in its entirety by reference to the complete waivers filed as Exhibit 10.1 hereto; additionally, the waiver dated January 17, 2006 filed on Form 8-K dated January 17 and the one dated March 2, 2006 filed on Form 8-K on March 8 are incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibit is deemed to be filed under the Securities Exchange Act of 1934, as amended.

(d)	Exhibits

Exhibit No. Description

10.1	THIRD WAIVER AND CONSENT dated as of November 15, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAVISTAR FINANCIAL CORPORATION
(Registrant)

Date: November 20, 2006	By: /s/	JOHN V. MULVANEY, SR.
John V. Mulvaney, Sr.
Vice President and Controller
(Principal Accounting Officer)